Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in Registration Statements: (1) Registration Statement (Form S-8 No. 333-220589) of Krystal Biotech, Inc.; (2) Registration Statement (Form S-3 No. 333-227632) of Krystal Biotech, Inc.; and (3) Registration Statement (Form S-3 ASR No. 333-237983) of Krystal Biotech, Inc.; of our report dated March 1, 2021, relating to the financial statements of Krystal Biotech, Inc. included in this Annual Report (Form 10-K) as of December 31, 2020 and 2019, and for the two years then ended. /s/ Mayer Hoffman McCann P.C. San Diego, California March 1, 2021